Exhibit 99.2

Albany International Corp. Q2 Financial Performance August 4, 2015 ©Albany International Corp. All right reserved.

‘No

n-GAAP’ Items and Forward-Looking Statements This presentation contains certain items, such as net income attributable to the Company, excluding adjustments (absolute as well as per-share), earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA and net debt, that could be considered ‘non-GAAP’ financial measures under SEC rules. We think such items provide useful information to investors regarding the Company’s operational performance. This presentation also may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. We disclaim any obligation to update any information in this presentation to reflect any changes or developments after the date on the cover page. Certain additional disclosures regarding our use of these ‘non-GAAP’ items and forward-looking statements are set forth in our second-quarter earnings press release dated August 4, 2015, and in our SEC filings, including our most recent quarterly reports and our annual reports for the years ended December 31, 2012, 2013, and 2014. Our use of such items in this presentation is subject to those additional disclosures, which we urge you to read. 2

Net Sales by Segment (in thousands) Net Sales Three Months ended June 30, 2015 2014 Percent Change Impact of Changes in Currency Translation Rates Percent Change excluding Currency Rate Effect Machine Clothing (MC) $150,561 $172,809 -12.9% ($9,970) -7.1% Albany Engineered Composites (AEC) 21,728 20,709 4.9% (403) 6.9% Total $172,289 $193,518 -11.0% ($10,373) -5.6% 3 (in thousands) Net  Sales Six Months ended June 30, 2015 2014 Percent Change Impact of Changes in Currency Translation Rates Percent Change excluding Currency Rate Effect Machine Clothing (MC) $309,055 $336,897 -8.3%  ($21,287) -1.9% Albany Engineered Composites (AEC) 44,558 36,928 20.7% (740) 22.7% Total $353,613 $373,825 -5.4% ($22,027) 0.5%

Gross

Profit Margin by Quarter Percentage of Net Sales 45.0% 42.4%  1.9% 43.0% 47.5% 45.2% 41.5% 38.9% 38.2% 38.0% 42.3% 31.7% [VALUE]* 30% 35% 40% 45% 50% 55% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Machine Clothing Total Company 4 * Gross profit margin excluding impact of AEC BR725 charge 8.1% impact from BR725 charge

Earni

ngs Per Share 5 Per share amounts (Basic) Three Months ended June 30, 2015 2014 Six Months Ended June 30, 2015 2014 Net income/(loss) attributable to the Company, as reported ($0.07)* $0.35 $0.31* $0.69 Adjustments: Restructuring charges, net 0.02 0.04 0.20 0.06 Income tax adjustments 0.02 0.03 0.01 0.05 Foreign currency revaluation (gains)/losses 0.04 (0.02) (0.06) (0.03) Gain on insurance recovery - (0.03) - (0.03) Gain on sale of investment - - (0.02) - Net income attributable to the Company, excluding adjustments $0.01 $0.37 $0.44 $0.74 *Includes $0.28 charge for BR725

Adjusted EBITDA

(in thousands)	Three Months ended June 30, 2015 Machine Clothing	Three Months ended June 30, 2015 Albany Engineered Composites	Three Months ended June 30, 2015 Corporate expenses and other	Three Months ended June 30, 2015 Total Company	Three Months ended June 30, 2014 Machine Clothing	Three Months ended June 30, 2014 Albany Engineered Composites	Three Months ended June 30, 2014 Corporate expenses and other	Three Months ended June 30, 2014 Total Company
Net income/(loss)	$33,323	($18,633)*	($16,810)	($2,120)	$33,879	($3,545)	($19,157)	$11,177
Interest expense, net	-	-	2,702	2,702	-	-	2,717	2,717
Income tax expense/(benefit)	-	-	(364)	(364)	-	-	7,216	7,216
Depreciation and amortization	10,212	2,869	2,103	15,184	11,554	2,453	2,090	16,097
EBITDA	43,535	(15,764)	(12,369)	15,402	45,433	(1,092)	(7,134)	37,207
Restructuring and other, net	1,211	-	-	1,211	1,297	660	-	1,957
Foreign currency revaluation (gains)/losses	394	1	1,880	2,275	350	61	(1,395)	(984)
Gain on insurance recovery	-	-	-	-	-	-	(961)	(961)
Pretax (income)/loss attributable to non-controlling interest in ASC	-	(64)	-	(64)	-	45	-	45
Adjusted EBITDA	$45,140	($15,827)	($10,489)	$18,824	$47,080	($326)	($9,490)	$37,264

(in thousands)	Six Months ended June 30, 2015 Machine Clothing	Six Months ended June 30, 2015 Albany Engineered Composites	Six Months ended June 30, 2015 Corporate expenses and other	Six Months ended June 30, 2015 Total Company	Six Months ended June 30, 2014 Machine Clothing	Six Months ended June 30, 2014 Albany Engineered Composites	Six Months ended June 30, 2014 Corporate expenses and other	Six Months ended June 30, 2014 Total Company
Adjusted EBITDA	$97,112	($16,686)*	($20,083)	$60,343	$95,692	($1,180)	($19,464)	$75,048

*Includes $14.0 million charge for BR725

6

Debt $ thousands $94,040 $78,225 $88,205 $92,970 $111,765 $120,172 $302,419 $285,061 $283,666 $272,772 $282,603 $302,646 $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 March 31, 2014 June 30, 2014 September 30, 2014 December 31, 2014 March 31, 2015 June 30, 2015 Net Debt Total Debt 7